SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2007

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Bill of Sale and Assignment Agreement

On August 7, 2007, AtriCure, Inc. (“AtriCure”) entered into a Bill of Sale and Assignment Agreement (the “Agreement”) with CooperSurgical, Inc. (“Cooper”). Under the terms and conditions of the Agreement, AtriCure acquired from Cooper the Frigitronics® CCS-200 product line for use in cardiovascular cryosurgery, which includes a console and a variety of reusable probes. Additionally, AtriCure acquired certain assets, including inventory and manufacturing equipment that are related specifically to the acquired product line. The product line is used during cardiac surgery for the ablation of cardiac tissue during open-heart procedures. The agreement grants a limited worldwide license (the “License”) to AtriCure for no more than four years to utilize the Frigitronics® trademark and CCS-200 in combination with AtriCure in the field of cardiac cryosurgery. In consideration for the product line, related assets and the License, AtriCure agreed to pay Cooper $3,661,536, of which $3,244,244 was paid in cash on August 8, 2007 and the balance, $417,922, is payable to Cooper under an unsecured promissory note that bears interest at 5 percent. The promissory note is payable in full within three days following the completion by Cooper of defined manufacturing services and delivery to AtriCure of all remaining tangible assets acquired.

Additionally, under the terms and conditions of the Agreement, Cooper is to manufacture and supply to AtriCure 23 consoles and 40 probes between September and December of 2007. Additionally, during this period, Cooper will provide warranty and replacement services related to the acquired product line.

Non-Competition Agreement

AtriCure and Cooper also entered into a Non-Competition Agreement on August 7, 2007. Under the terms of the non-compete agreement, Cooper is restricted, on a worldwide basis, from selling, distributing, manufacturing, advertising or promoting cryosurgical products intended for use in cardiovascular cryosurgery for eight years. Further, AtriCure is restricted, on a worldwide basis, from selling, distributing, manufacturing, advertising or promoting cryosurgical products intended for ophthalmic or gynecological cryosurgery for eight years.

The foregoing descriptions of the Agreement and the Non-Competition Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2007, AtriCure, Inc. issued a press release and is holding a conference call regarding its financial results for the second quarter of 2007 ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Form 8-K Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Bill of Sale and Assignment Agreement, dated as of August 7, 2007, between CooperSurgical, Inc. and AtriCure, Inc.

10.2	Non-Competition Agreement, dated as of August 7, 2007, between CooperSurgical, Inc. and AtriCure, Inc.

99.1	Press Release of AtriCure, Inc. dated as of August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

By:	/s/ Julie A. Piton
Julie A. Piton
Vice President and Chief Financial Officer

Dated: August 9, 2007

EXHIBIT LIST

No.	Description
10.1	Bill of Sale and Assignment Agreement, dated as of August 7, 2007, between CooperSurgical, Inc. and AtriCure, Inc.

10.2	Non-Competition Agreement, dated as of August 7, 2007, between CooperSurgical, Inc. and AtriCure, Inc.

99.1	Press Release of AtriCure, Inc. dated as of August 9, 2007.